As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AECOM

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(Address of principal executive offices, including Zip Code)

Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

Michael S. Burke

Chairman and Chief Executive Officer

AECOM

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067

(213) 593-8000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.01 par value per share (“Common Stock”)	10,000,000	$29.95	$299,500,000	$36,299.40

(1)                                 Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the AECOM Amended and Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which would result in an increase in the number of outstanding shares of Common Stock.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on March 8, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 filed by AECOM (the “Company” or the “Registrant”) registers additional shares of Common Stock which may be issued pursuant to the Plan. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-167047), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated Certificate of Incorporation of AECOM Technology Corporation.	10-K	11/21/2011	3.1
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AECOM Technology Corporation	S-4	8/1/2014	3.2
4.3	Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM Technology Corporation	10-K	11/17/2014	3.3
4.4	Certificate of Amendment to the Company’s Certificate of Incorporation	8-K	1/9/2015	3.1
4.5	Certificate of Amendment to the Company’s Certificate of Incorporation	8-K	3/3/2017	3.1
4.6	Amended and Restated Bylaws of AECOM	8-K	11/15/2018	3.2
5.1	Opinion of Gibson, Dunn & Crutcher LLP				X
10.1	AECOM Amended and Restated Employee Stock Purchase Plan	DEF 14A	1/23/2019	Annex A
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page to this registration statement)				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 12, 2019.

AECOM

By:	/s/ W. Troy Rudd
W. Troy Rudd
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Carla Christofferson and David Y. Gan, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of AECOM, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Burke	Chairman and Chief Executive Officer	March 12, 2019
Michael S. Burke	(Principal Executive Officer)

/s/ W. Troy Rudd	Executive Vice President and Chief Financial Officer	March 12, 2019
W. Troy Rudd	(Principal Financial Officer)

/s/ Gaurav Kapoor	Senior Vice President, Global Controller	March 12, 2019
Gaurav Kapoor	(Principal Accounting Officer)

/s/ James H. Fordyce	Director	March 12, 2019
James H. Fordyce

/s/ Senator William H. Frist, M.D.	Director	March 12, 2019
Senator William H. Frist, M.D.

/s/ Linda Griego	Director	March 12, 2019
Linda Griego

/s/ Steven A. Kandarian	Director	March 12, 2019
Steven A. Kandarian

/s/ Robert J. Routs	Director	March 12, 2019
Robert J. Routs

/s/ Clarence T. Schmitz	Director	March 12, 2019
Clarence T. Schmitz

/s/ Douglas W. Stotlar	Director	March 12, 2019
Douglas W. Stotlar

/s/ Daniel R. Tishman	Director	March 12, 2019
Daniel R. Tishman

/s/ Gen. Janet C. Wolfenbarger, USAF Ret.	Director	March 12, 2019
Gen. Janet C. Wolfenbarger, USAF Ret.